Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No.’s 333-67086, 333-101321 and 333-99237) pertaining to RadView Software Ltd.’s Key Employee Share Incentive Plan (1996), United States Share Incentive Plan (2000), and Employee Share Participation Plan and Registration Statement on Form S-3 (File No. 333-114308) of our report dated April 10, 2006, with respect to the consolidated financial statements of RadView Software Ltd. and its subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

April 10, 2006 Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global